Exhibit 99.2

THE MARCUS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based on the historical financial statements of The Marcus Corporation (the “Company”), adjusted to reflect the sale of substantially all of the assets of the Company’s limited-service lodging division.

On July 14, 2004, the Company signed a definitive agreement to sell its limited-service lodging division to La Quinta Corporation for the then-announced price of approximately $395 million in cash, excluding certain joint ventures and subject to certain adjustments. On September 3, 2004, the Company completed the sale of the limited-service lodging division for a total purchase price of approximately $412 million in cash, subject to certain post-close adjustments. The increase in the purchase price from the initially announced price reflected the purchase by the buyer of three additional joint-venture properties that were previously excluded from the transaction. For purposes of these pro forma financial statements, the proceeds from the sale were assumed to be used to pay off the Company’s short-term borrowings, with the excess amount assumed to be invested in short-term investments throughout the fiscal year.

The unaudited Pro Forma Consolidated Statement of Earnings for the Company’s year ended May 27, 2004 gives effect to these transactions as if they had occurred as of May 30, 2003. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 27, 2004 gives effect to these transactions as if they had been completed as of May 27, 2004. The pro forma adjustments are described in the accompanying notes and are based upon currently available information and certain assumptions that management believes are reasonable.

The pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project the Company’s results of operations or financial condition for any future date or period. The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’ most recent annual report on Form 10-K.

THE MARCUS CORPORATION
Unaudited Pro Forma Consolidated Statement of Earnings
For the Year Ended May 27, 2004
(in thousands, excet per share data)

	Historical	Limited Service Lodging Division (1)	Pro Forma Adjustments		Pro Forma
Revenues:
Rooms and telephone	$175,112	$(115,879)	$--		$59,232
Theatre admissions	101,144	--	--		101,144
Theatre concessions	46,696	--	--		46,696
Food and beverage	36,602	--	--		36,602
Other revenues	49,653	(11,902)	--		37,751

Total revenues	409,207	(127,781)	--		281,426
Costs and expenses:
Rooms and telephone	81,837	(57,828)	--		24,009
Theatre operations	77,944	--	--		77,944
Theatre concessions	10,209	--	--		10,209
Food and beverage	29,058	--	--		29,058
Advertising and marketing	28,484	(11,609)	--		16,875
Administrative	41,900	(16,354)	1,196	(2)	26,742
Depreciation and amortization	46,036	(19,587)	--		26,449
Rent	2,443	(598)	228	(3)	2,072
Property taxes	15,338	(7,132)	65	(3)	8,272
Preopening expenses	423	(14)	14	(4)	423
Other operating expenses	22,111	(838)	134	(3)	21,406

Total costs and expenses	355,783	(113,960)	1,636		243,459

Operating income	53,424	(13,821)	(1,636)		37,967
Other income (expense):
Investment income	1,738	51	2,320	(5)	4,109
Interest expense	(16,874)	345	325	(6)	(16,205)
Gain on disposition of property and equipment and investments in
joint ventures	2,174	604	--		2,778

	(12,962)	1,000	2,645		(9,317)

Earnings from continuing operations before income taxes	40,462	(12,821)	1,008		28,649
Income taxes	15,851	(5,023)	(417	) (7)	10,411

Earnings from continuing operations	$24,611	$(7,798)	$1,425		$18,238

Earnings per common share from continuing operations:
Basic	$0.83	$(0.26)	$0.05		$0.62
Diluted	$0.82	$(0.26)	$0.05		$0.61
Common shares outstanding - basic	29,630				29,630
Common shares outstanding - diluted	29,850				29,850

See Notes to Unaudited Pro Forma Consolidated Statement of Earnings

THE MARCUS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

(1)	Reflects the historical results of operations of the limited-service lodging division for the period indicated.

(2)	Reflects an estimate of certain corporate information technology costs and accounting shared services costs previously allocated to the limited-service lodging division that are assumed to remain subsequent to the sale.

(3)	Reflects rent related expenses previously allocated to the limited-service lodging division that are assumed to remain subsequent to the sale.

(4)	Reflects preopening costs associated with a Company-owned hotel that was not included in the transaction.

(5)	The majority of the Company’s long-term debt, consisting primarily of senior notes, cannot be paid down without the Company incurring a significant pre-payment penalty. As a result, this adjustment reflects the assumption that excess proceeds from the sale were invested in a short-term tax-free obligation investment account throughout the fiscal year. The tax-free interest rate used for this adjustment (0.82%) was obtained directly from the bank where funds are currently being held and represents the average rate available on this type of investment during the time period coinciding with the Company’s fiscal year.

(6)	Reflects the assumption that a portion of the proceeds from the sale were used to pay down short-term borrowings of the Company, consisting primarily of commercial paper.

(7)	Reflects income tax effect of pro forma adjustments of 39.2%, adjusted for the tax-free status of the assumed investments in Note (5) above.

THE MARCUS CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of May 27, 2004
(in thousands)

	Historical (1)	Sale of Limited Service Lodging		Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$9,469	$318,685	(2)	$(35,408	) (7)(8)	$292,746
Accounts and notes receivable, net of reserves	8,340	--		--		8,340
Receivables from joint ventures, net of reserves	2,666	(877	) (3)	--		1,789
Real estate and development costs	5,811	--		--		5,811
Other current assets	6,438	--		--		6,438
Assets of discontinued operations	266,326	(264,185	) (4)	(1,186	) (7)	955

Total current assets	299,051	53,623		(36,594)		316,080
Property and equipment, net	396,551	--		--		396,551
Other assets:
Investments in joint ventures	4,300	--		--		4,300
Goodwill	11,222	--		--		11,222
Other	33,745	--		--		33,745

Total other assets	49,267	--		--		49,267

TOTAL ASSETS	$744,869	$53,623		$(36,594)		$761,898

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable	$2,066	$--		$--		$2,066
Accounts payable	15,621	--		--		15,621
Income taxes	1,311	--		--		1,311
Taxes other than income taxes	8,146	--		--		8,146
Accrued compensation	6,135	--		--		6,135
Other accrued liabilities	12,336	--		--		12,336
Current maturities of long-term debt	25,738	--		--		25,738
Liabilities of discontinued operations	16,723	--		(12,976	) (7)	3,747

Total current liabilities	88,075	--		(12,976)		71,352
Long-term debt	207,282	--		(23,618	) (8)	183,664
Deferred income taxes	40,410	(21,506	) (5)	--		18,904
Deferred compensation and other	15,379	--		--		15,379
Shareholders' equity	393,722	75,129	(6)	--		468,851

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$744,869	$53,623		$(36,594)		$758,151

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

THE MARCUS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET

(1)	In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the historical May 27, 2004 balance sheet of The Marcus Corporation has been restated to reflect the presentation of its limited-service lodging division as a discontinued operation. As a result, the assets and liabilities of the limited-service lodging division were separately classified as relating to discontinued operations.

(2)	Reflects the receipt of cash proceeds from the sale of substantially all of the assets of the limited-service lodging division, net of estimated transaction related costs and estimated taxes. The adjustment does not reflect any potential income tax deferrals that may be available to the Company at a later date, which if realized, would have the effect of increasing the net cash proceeds received. The likelihood of the Company realizing any such tax deferrals cannot be determined at this time.

(3)	Reflects the receipt of joint venture debt owed to the Company and assumed paid off in conjunction with the sale of certain joint ventures included in the transaction.

(4)	Reflects the decrease in assets resulting from the sale.

(5)	Reflects an estimated reduction in deferred income taxes related to the difference between the book and tax basis of the assets sold. The adjustment does not reflect any potential tax deferrals that could be available to the Company at a later date.

(6)	Reflects the estimated gain on sale of substantially all of the assets of the limited-service lodging division, net of taxes and subject to post-closing adjustments.

(7)	Reflects the elimination of all remaining assets and liabilities of the limited-service lodging division, with the exception of certain assets and liabilities related to joint venture hotels not included in the sale.

(8)	Reflects the assumption that proceeds from the sale were used to pay down short-term borrowings of the Company, consisting primarily of commercial paper.